Exhibit A
JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D, dated July 12, 2018, relating to the Common Shares, par value $0.10 per share of Seadrill Limited shall be filed on behalf of the undersigned.

July 12, 2018
(Date)

Hemen Investments Ltd

By: /s/ Spyros Episkopou
Name: Spyros Episkopou Title: Director
Hemen Holding Limited

By: /s/ Spyros Episkopou
Name: Spyros Episkopou Title: Director
Greenwich Holdings Limited

By: /s/ Spyros Episkopou
Name: Spyros Episkopou Title: Director
C.K. Limited

By: /s/ Spyros Episkopou
Name: Spyros Episkopou Title: Director
/s/ John Fredriksen
(Signature)

John Fredriksen
(Name)